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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]        Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[X]        Soliciting Material Under Rule 14a-12

                              CKE RESTAURANTS, INC.
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [X]   No fee required.
      [ ]   Fee computed on table below per Exchange Act Rules 14a- 6(i)(4) and
            0-11.

        (1)    Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

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        (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

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        (4)    Proposed maximum aggregate value of transaction:

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        (5)    Total fee paid

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        [ ] Fee paid previously with preliminary materials.

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        [ ] Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which
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               filing by registration statement number, or the Form or Schedule
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        (1)    Amount Previously Paid:

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                                  NEWS RELEASE


CONTACT:  CKE Restaurants, Inc:                           Dennis Lacey
                                                          EVP and CFO
                                                          714.778.7109

          Santa Barbara Restaurant Group, Inc.:           Ted Abajian
                                                          CEO
                                                          805.563.3644 x110


         CKE RESTAURANTS, INC. AND SANTA BARBARA RESTAURANT GROUP, INC. ANNOUNCE THE SIGNING OF A LETTER OF INTENT FOR CKE RESTAURANTS
                    TO ACQUIRE SANTA BARBARA RESTAURANT GROUP

        CKE Restaurant Group, Inc. (NYSE: CKR), and Santa Barbara Restaurant Group, Inc. (Nasdaq: SBRG), today announced that they have signed a letter of intent contemplating the merger of a newly formed, wholly-owned subsidiary of CKE Restaurants with Santa Barbara Restaurant Group.

        Under the terms of the letter of intent, the parties expect to enter into a definitive merger agreement providing that each share of Santa Barbara Restaurant Group will be converted into the right to receive 0.50 shares of CKE common stock. If the Average CKE Common Share Price is less than $6.25, SBRG will have the right to terminate the merger agreement, and if the Average CKE Common Share Price is greater than $9.50, CKE will have the right to terminate the merger agreement. The "Average CKE Common Share Price" will be determined based on the average closing price of CKE common stock during the 10-day trading period ending on and including the second business day immediately prior to the effective time of the merger.

        There can be no assurances that the parties will enter into a mutually acceptable agreement. Furthermore, completion of the merger will be subject to due diligence, regulatory and financial institution approvals and other customary conditions, and requires approval of the


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merger by the stockholders of Santa Barbara Restaurant Group and approval of the issuance of CKE Restaurants common stock in connection with the merger by the stockholders of CKE.

        Andrew F. Puzder, CKE's President and Chief Executive Officer, stated:
"The merger will be accretive to CKE and is the natural and logical culmination of the close relationship that has existed between the companies for years. The Chairman of CKE's Board of Directors, William P. Foley, is also the Chairman of SBRG's Board of Directors. I am a member of SBRG's Board of Directors and served as its President and CEO from August of 1997 until June of 2000 when I became CKE's President and CEO. We are obviously very familiar with SBRG and its brands.

        "The merger will allow CKE to take advantage of certain administrative synergies. Additionally, through the merger, CKE will acquire direct ownership of the Green Burrito brand. Carl's Jr. presently operates, as Green Burrito's largest franchisee, 107 Carl's Jr./Green Burrito dual concept restaurants. The merger will eliminate any further royalty and development obligations owing to SBRG by CKE and will allow CKE to develop further Green Burrito dual concept restaurants as it deems appropriate.

        The merger will also provide CKE and its franchisees with a new growth opportunity in the La Salsa concept. La Salsa is a Mexican fast-casual chain located primarily in Southern California an area with which we are very familiar as a company. However, in order to assure our sustained focus on the growth of Carl's Jr. and the continuing recovery of our Hardee's brand, La Salsa will maintain its own independent operations management team.

        "Given CKE's, our Chairman's and my close involvement in SBRG over the years, I look forward to a smooth integration of the Companies. The fact that SBRG's corporate headquarters is located next door to CKE's Santa Barbara, California corporate office will enhance the effectiveness of the integration."


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        Ted Abajian, President and CEO of Santa Barbara Restaurant Group stated:
"The merger with CKE provides greater liquidity for our shareholders, additional infrastructure and capital to grow our brands and an opportunity to reduce operating expenses. I look forward to SBRG's concepts being an integral and contributing member of the CKE family."

        CKE Restaurants owns, operates and franchises 3,783 quick-service restaurants, primarily under the Carl's Jr. and Hardee's brand names.

        Santa Barbara Restaurant Group is engaged in the food service industry. As of November 15, 2001 the Company operated 40 La Salsa restaurants, 25 Timber Lodge Steakhouse restaurants, and 5 Green Burrito restaurants. Santa Barbara Restaurant Group also franchises 40 La Salsa restaurants, 35 Green Burrito stand-alone restaurants, one Timber Lodge Steakhouse restaurant and 197 Green Burrito dual-concept restaurants.

        This press release contains forward-looking statements regarding certain discussions between CKE Restaurants and Santa Barbara Restaurant Group related to a potential merger transaction that are subject to substantial risks and uncertainties. These discussions may not result in the effectuation of a transaction such as that described above, or any other transaction, as a result of a number of factors, including but not limited to the companies not coming to agreement on definitive terms for any potential transaction, and the failure to receive necessary regulatory, Board or stockholder approvals. The words "estimate," "project," "potential," "intended," "expect," "believe" and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission,


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press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions.

        Both companies will be jointly filing relevant documents concerning the merger with the Securities and Exchange Commission. EACH OF THE COMPANIES URGES ITS STOCKHOLDERS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders of either company will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by CKE Restaurants and Santa Barbara Restaurant Group will be available free of charge from both the Corporate Secretary of CKE Restaurants at 401 West Carl Karcher Way, Anaheim, CA 92801, telephone (714) 774-5796, and the Corporate Secretary of Santa Barbara Restaurant Group at 3938 State Street, Suite 200, Santa Barbara, California 93105, telephone (805) 563-3644. The directors and executive officers of both companies may be deemed to be participants in the solicitation of proxies. The direct or indirect interests of such participants, by security holdings or otherwise, will be included in the joint proxy statement to be filed with the SEC. In addition, you can review related information set forth in CKE Restaurants' proxy statement for its Annual Meeting of Stockholders held June 12, 2001, as filed with the SEC on May 14, 2001, and in Santa Barbara Restaurant Group's proxy statement for its Annual Meeting of Stockholders held August 6, 2001, as filed with the SEC on July 13, 2001. STOCKHOLDERS OF BOTH CKE RESTAURANTS AND SANTA BARBARA RESTAURANT GROUP SHOULD READ CAREFULLY THESE PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

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